Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-277376, 333-277375, 333-257155, 333-268577, 333-279469 and 333-285091 on Form S-8 and Registration Statement No. 333-275787 on Form F-3 of our reports dated May 14, 2025, relating to the consolidated financial statements of Patria Investments Limited and the effectiveness of Patria Investments Limited’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.
São Paulo, May 14, 2025
/s/ DELOITTE TOUCHE TOHMATSU
Auditores Independentes Ltda.